SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

                  Date of Report:  July 1, 1996



                   ATHENA NEUROSCIENCES, INC.
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      (Exact name of registrant as specified in its charter)



        Delaware                0-19560           33-0204761
________________________   _________________   ________________
 (State or other juris-        Commission       (I.R.S. Employer
diction of incorporation)     File Number)    Identification No.)



  800 Gateway Boulevard, South San Francisco, California  94080
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     (Address of principal executive offices      (Zip Code)



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Registrant's telephone number, including area code: (415) 877-0900













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Item 1.     Changes in Control of Registrant.

            On June 27, 1996, at a special meeting of stockhold-ers, the stockholders of Athena Neurosciences, Inc. (the "Com-pany") approved and adopted the Agreement and Plan of Merger dated March 18, 1996, as amended (the "Merger Agreement"), among Elan Corporation, plc ("Elan"), Elan Acquisition Corp. ("Sub") and the Company, which provided for, among other things, the merger of Sub with and into the Company (the "Merger"). The Merger became effective on July 1, 1996, as a result of which (i) each issued and outstanding share of Common Stock of the Company (other than shares owned by Elan or any subsidiary of Elan) was converted into the right to receive
 .2956 American Depositary Shares of Elan and (ii) the Company became an wholly-owned subsidiary of Elan. Elan's principal executive offices are at Monksland, Athlone, County Westmeath, Republic of Ireland, (011) 353-902-94666.



































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
                                 SIGNATURE
                                 ---------

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ATHENA NEUROSCIENCES, INC.
                                          --------------------------
                                                      (Registrant)



                                          By: /s/ Lisabeth F. Murphy
                                              -------------------------
                                              Name:  Lisabeth F. Murphy
                                              Title: Vice President,
                                                       Secretary and
                                                       General Counsel

Date:  July 1, 1996
































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